UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2007

China Water and Drinks Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-131131      20-2304161
(Commission File Number)     (IRS Employer Identification No.)

18th Floor, Development Centre Building
RenMinNan Road, Shenzen
People’s Republic of China 518001

(Address of principal executive offices and zip code)

+86-755-25526332

(Registrant’s telephone number including area code)

(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends and restates the Current Report on Form 8-K filed on August 7, 2007, and is filed to revise the biographical information provided for Dr. Charles Cheung Wai Bun.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 24, 2007, the Board of Directors (the “Board”) of China Water and Drinks Inc. (the “Company”) by unanimous written consent appointed Dr. Charles Cheung Wai Bun to serve as an independent director of the Company effective August 1, 2007.

Dr. Cheung, age 70, Justice of the Peace, holds an honorary doctor's degree in business from John Dewey University, a master's degree in business administration and a bachelor of science degree from New York University. He has over 30 years of senior management level experience at companies in various industries including over 22 years’ experience in banking. He was the Group Chief Executive and Executive Deputy Chairman of Mission Hills Group, a Hong Kong-based company from October 1995 to May 2007. He is also an independent non-executive director and chairman of the audit committees of GEG, Shanghai Electric Group Company Limited, Pioneer Global Group Limited and Prime Investments Holdings Limited, which are companies listed on the Main Board of the Stock Exchange of Hong Kong Limited. Dr. Cheung is also a Senior Advisor to the Metropolitan Bank & Trust Company located in the Philippines. He was a former director and advisor of the Tung Wah Group of Hospitals and is a Vice Chairman of the Guangdong Province Golf Association. He received the Director of the Year Award (Listed Company — Non-Executive Director) from the Hong Kong Institute of Directors in 2002. He is also a Council Member of The Hong Kong Institute of Directors.

With Dr. Cheung’s appointment as an independent director of the Company, he has been appointed by the Board to serve as Chairman of the Audit Committee of the Board. The Company entered into an independent director agreement with Dr. Cheung, which sets forth Dr. Cheung’s duties as an independent director and the terms of his compensation, which agreement is attached hereto as Exhibit 10.1. Pursuant to the terms of the agreement, the Company agreed to pay Dr. Cheung HK$10,000 per month with an additional payment of HK$3,000 for each meeting of the Audit Committee held.

Dr. Cheung has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Dr. Cheung had, or will have, a direct or indirect material interest.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Letter Agreement between the Company and Dr. Charles Cheung Wai Bun dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER AND DRINKS INC.

Date: August 13, 2007	By:	/s/ Xing Hua Chen

Name: Xing Hua Chen Title: Chief Executive Officer